UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 19, 2011

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043
(Address of principal executive offices) (Zip Code)

(212) 559-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
 Current Report on Form 8-K

Item 8.01.  Other Events.

On October 19, 2011, Citigroup Inc. (Citi) issued a press release announcing that one of its U.S. broker-dealer affiliates, Citigroup Global Markets Inc. (CGMI), has agreed to a settlement with the U.S. Securities and Exchange Commission (SEC) resolving the SEC’s industry-wide investigation of certain collateralized debt obligations (CDOs).  The agreement is subject to court approval.  Citi is fully accrued for this matter as of September 30, 2011.

Without admitting or denying the SEC’s allegations, CGMI will pay disgorgement, interest and penalties totaling $285 million related to the marketing and sale of notes issued by Class V Funding III in late 2006 and early 2007.  The Commission has not charged CGMI or any individuals with any intentional or reckless misconduct in connection with Citi’s CDO business activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2011	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary